(PAGE NUMBERS REFER TO PAPER DOCUMENT ONLY)

EXHIBIT 10.91

CPI CORP.
NON-EMPLOYEE DIRECTORS RESTRICTED STOCK POLICY
PURSUANT TO
THE CPI CORP. RESTRICTED STOCK PLAN
ADOPTED EFFECTIVE AS OF APRIL 14, 2005

1.              Purpose

The Company believes it to be in the best interests of the Company, its subsidiaries and its stockholders for Non-Employee Directors of the Company’s Board of Directors to obtain or increase their stock ownership interest in the Company, thereby attracting, retaining and rewarding such directors and strengthening the mutuality of interest between the directors and the Company’s stockholders. The purpose of this policy (the “Policy”), which will be enacted pursuant to the CPI Corp. Restricted Stock Plan, as amended (the “Plan”), is to advance the interests of the Company and its stockholders by enabling Non-Employee Directors to elect to receive Restricted Shares in lieu of a portion of the Annual Retainer that they receive as Directors of the Company.

2.              Definitions

Unless the context clearly indicates otherwise, the following capitalized terms shall have the following meanings:

                (a)  “Annual Retainer” shall mean the sum of (1) the annual cash retainer fee payable by the Company to a Non-Employee Director for services as a director of the Company, and (2) the annual cash retainer fee payable by the Company to a Non-Employee Director for serving as the chairman of a standing committee of the Board, as such amount may be changed from time to time.

                (b)  “Annual Retainer Period” shall mean the twelve (12) month period beginning on the first trading day following the beginning of the fiscal year of the Company; provided that in the event a Non-Employee Director shall first become a member of the Board after the first trading day following the beginning of the fiscal year of the Company, such Non-Employee Director’s Annual Retainer Period shall mean the period beginning on the date the Non-Employee Director becomes a member of the Board and ending on the last day before the end of the fiscal year for the Company.

                (c)  “Fair Market Value” shall mean, with respect to any date, the last sale price of the Company’s Common Stock on the New York Stock Exchange on a particular date as reported in the Wall Street Journal; provided that if there shall be no sales of shares of Common Stock reported on such date, the Fair Market Value of a share of Common Stock on such date shall mean the last sale price of the Company’s Common Stock on the New York Stock Exchange on the last preceding date on which sales of such shares were reported.

                (d)  “Non-Employee Director” shall mean a member of the Board who is not an employee of the Company or any of its Subsidiaries.

(e) “Plan” shall have the meaning set forth in Section 1 hereof.

(f) “Restricted Shares” shall mean shares of Common Stock issued to a Non-Employee Director under the Plan pursuant to this Policy that are subject to the Restrictions imposed by Section 5 hereof.

(g) “Restrictions” shall have the meaning set forth in Section 5(a) hereof.

(h) “Shares” shall mean shares of Common Stock of the Company.

              (i)  “Subsidiary” or “Subsidiaries” shall mean any corporation, partnership, joint venture or other business entity in which a fifty percent (50%) or greater interest is, at the time, directly or indirectly, owned by the Company and one or more Subsidiaries.

              (j)  “Total and Permanent Disability” shall mean a disability as described in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, or any successor provisions.

All other capitalized terms not otherwise defined herein shall have the meanings for such terms set forth in the Plan.

3.              Election to Receive Restricted Shares

                (a)           Under this Policy, each Non-Employee Director shall have the right to elect to receive up to 100% of his or her Annual Retainer in the form of Restricted Shares; provided however that an election under this Policy shall not be valid unless the Non-Employee Director shall have elected to receive at least 50% of his or her Annual Retainer for the Annual Retainer Period in the form of Restricted Stock pursuant to this Policy. Upon making a valid and timely election under this Policy, the Non-Employee Director will be awarded that number of Restricted Shares determined by dividing (1) one hundred twenty-five percent (125%) of that portion of the Non-Employee Director’s Annual Retainer for the Annual Retainer Period for which the election is being made by (2) the Fair Market Value of one share of Common Stock as of the first day of such Non-Employee Director’s Annual Retainer Period. To the extent that the application of the foregoing formula would result in fractional shares of Common Stock being issuable, cash will be paid to the Non-Employee Director in lieu of such fractional shares.

                (b)           To be valid, an election by a Non-Employee Director to receive any portion of his or her Annual Retainer for an Annual Retainer Period in Restricted Shares must be made in writing on or before the first day of the Annual Retainer Period to which such election applies (or in the case of the Company’s fiscal year beginning February, 2005, not later than 30-days after the date this Policy is adopted by the Board). Any such election (1) shall specify the percentage of the Non-Employee Director’s Annual Retainer to be paid in Restricted Shares (which percentage shall not be less than 50%) and (2) shall be irrevocable for the Annual Retainer Period for which such election is made.

4.              Restricted Shares

                (a)           Each Non-Employee Director who elects to receive Restricted Shares under this Policy shall execute and deliver to the Company an agreement evidencing the terms, conditions and Restrictions applicable to such Restricted Shares. Each Non-Employee Director receiving Restricted Shares may be issued a stock certificate or certificates with respect to such Restricted Shares. Any such certificate, if issued, shall be registered in the name of such Non-Employee Director and shall bear an appropriate legend referring to the terms, conditions, and Restrictions applicable to such Restricted Shares. The Committee may require that the stock certificates evidencing such Restricted Shares be held in escrow by the Company until the Restrictions thereon shall have terminated in accordance with Section 5 hereof and that, as a condition to delivery of any certificate relating to Restricted Shares, the Non-Employee Director deliver to the Company a stock power, endorsed in blank, relating to such Restricted Shares. Notwithstanding anything to the contrary herein whether express or implied, the Company in its sole discretion may issue Restricted Shares in uncertificated format pursuant to procedures established between the Company and the Company’s stock transfer agent and in accordance with Section 158 of the Delaware General Corporation Law.

                (b)           Promptly after the termination of the Restrictions, without a prior forfeiture, with respect to a Non-Employee Director’s Restricted Shares, a certificate for such shares shall be delivered to the Non-Employee Director free of all restrictions and legends. If a stock certificate was previously delivered to the Non-Employee Director, the replacement certificate will not be delivered to the Non-Employee Director until the previously delivered certificate is returned to the Company in a form acceptable for transfer, free and clear of all liens, claims and encumbrances.

                (c)           Subject to the Restrictions, a Non-Employee Director will be given, with respect to his or her Restricted Shares, all rights of a stockholder of the Company, including the right to vote the Restricted Shares, and the right to receive any cash or stock dividends thereon. Any stock dividends issued with respect to Restricted Shares shall be treated as additional shares of Restricted Shares that are subject to the same Restrictions and other terms and conditions that apply to the Restricted Shares with respect to which such dividends are issued.

                (d)           The Committee may impose such other restrictions on any Restricted Shares issued under the Plan as a result of an election pursuant to this Policy as it may deem advisable including, without limitation, restrictions under applicable federal laws, under the requirements of any stock exchange upon which such shares or shares of the same class are then listed, and under any blue sky or securities laws applicable to such shares. The Committee, if it deems it appropriate, may condition the delivery of Restricted Shares under the Plan upon receipt of an appropriate investment representation from the recipient thereof. The Company, in its discretion, may postpone the issuance and delivery of Shares pursuant to the Plan until completion of registration or other qualification of the Shares under any state or federal law, rule, or regulation as the Company may consider appropriate. The Company may further require any Non-Employee Director or other person receiving shares of Common Stock under the Plan to make such representations and furnish such information as it may consider appropriate in connection with the issuance of the shares in compliance with applicable law.

5.              Restrictions; Lapse of Restrictions

                (a)           The Restricted Shares issued to a Non-Employee Director under the Plan as a result of an election under this Policy shall be subject to the following transfer and forfeiture restrictions (collectively, the “Restrictions”):

                (i)  Transfer. Prior to the date that the Restrictions shall have lapsed under Section 5(b) below, the Non-Employee Director may not directly or indirectly, by operation of law or otherwise, voluntarily or involuntarily, anticipate, alienate, attach, sell, assign, pledge, encumber, charge or otherwise transfer all or any part of the Restricted Shares.

                (ii)  Forfeiture. Upon termination of a Non-Employee Director’s membership on the Board, all Restricted Shares held by such Non-Employee Director at the effective time of such termination of membership on the Board, as determined after the application of Section 5(b) below, shall immediately thereafter be returned to and/or canceled by the Company, and shall be deemed to have been forfeited by the Non-Employee Director to the Company. Upon any forfeiture of Restricted Shares under this Section 5(a), the Company will pay the Non-Employee Director a per share price for any such forfeited Restricted Shares equal to the lesser of (i) the amount determined by dividing the aggregate amount of the Non-Employee Director’s Annual Retainer that the Non-Employee Director elected to receive in the form of the Restricted Shares, rather than in cash, by the aggregate number of Restricted Shares awarded to the Non-Employee Director with respect to such Annual Retainer, or (ii) an amount equal to the Fair Market Value of a share of Common Stock on the date the Non-Employee Director’s membership on the Board is terminated.

                (b)           The Restrictions shall lapse with respect to the Restricted Shares issued to a Non-Employee Director hereunder on the last day of the Annual Retainer Period with respect to which such Restricted Shares were issued. Notwithstanding the preceding sentence, the Restrictions shall lapse with respect to any Restricted Shares held by a Non-Employee Director upon (i) a Change in Control of the Company prior to the last day of the relevant Annual Retainer Period or (ii) a termination of the Non-Employee Director’s membership on the Board prior to the last day of the relevant Annual Retainer Period as a result of the Non-Employee Director’s death, Total and Permanent Disability, or Normal Retirement. Except as otherwise provided in Section 4(d), Restricted Shares issued hereunder shall become freely transferable by the Non-Employee Director after the Restrictions on such shares lapse in accordance with this Section 5(b).

                (c)           In the event of a termination of a Non-Employee Director’s membership on the Board (other than as a result of the Non-Employee Director’s death, Total and Permanent Disability, or Normal Retirement) prior to the lapse of the Restrictions under Section 5(b), the Non-Employee Director shall promptly deliver to the Company the certificates representing the forfeited Restricted Shares to the Company, together with any documents requested by the Company necessary to effectuate such transfer, and the Company shall pay the Non-Employee Director the consideration per share specified in Section 5(a)(ii) above promptly following the Non-Employee’s deliveries under this Section 5(c).

6.              Miscellaneous Provisions

                (a)            Neither the Plan nor any action taken hereunder shall be construed as giving any Non-Employee Director any right to be retained in the service of the Company.

                (b)           A participant’s rights and interest under the Policy may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of a participant’s death, by will or the laws of descent and distribution), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any participant in the Plan shall be subject to any obligation or liability of such participant.

                (c)            No shares of Common Stock shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign securities, securities exchange and other applicable laws and requirements.

                (d)            By accepting any Restricted Shares pursuant to this Policy, each participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company or the Committee.

                (e)            The terms of this Policy and any Restricted Shares delivered hereunder are subject to the terms and conditions of the Plan and may be amended by the Committee.

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